Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-40037, 333-08603, 333-48955) of Electro-Sensors, Inc. of our report dated January 27, 2006, relating to the consolidated financial statements, which appears on page 13 of this annual report on Form 10-K(SB) for the year ended December 31, 2005.

/s/   Virchow, Krause, & Company, LLP

Certified Public Accountants
Minneapolis, Minnesota

January 27, 2006